UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2008

VIVID LEARNING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-116255	42-1623500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5728 Bedford Street Pasco, Washington 99301
(Address of principal executive offices) (Zip code)
(509) 545-1800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)
Vivid Learning Systems, Inc. held its Annual Shareholders Meeting on January 16, 2008. The following were elected as members of the Board of Directors with a term of one (1) year: Robert L. Ferguson, Edward C. Reinhart, Diehl R. Rettig, and Andrew Thoresen. All Directors, including the incumbent William N. Lampson, will serve on the Audit Committee and the Compensation Committee.

The Board of Directors appointed the following Corporate Officers: Matthew J. Hammer - President and Robert M. Blodgett - Secretary/Treasurer.

Item 8.01 Other Events.

At the Vivid Learning Systems, Inc. Annual Shareholders Meeting held on January 16, 2008, the ratification of the appointment of Williams & Webster, LLP as independent public accountants for the Company’s current fiscal year was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVID LEARNING SYSTEMS, INC.
Date: January 17, 2008	By:	/s/ Robert M. Blodgett
	Name:	Robert M. Blodgett
	Title:	Corporate Secretary/Treasurer